Exhibit 10.8

EXECUTION VERSION

AMENDMENT

TO

SENIOR UNSECURED REVOLVING CREDIT AGREEMENT

This Amendment to Senior Unsecured Revolving Credit Agreement (this “Amendment”), dated as of July 21, 2016, is made and entered into by and among Teva Pharmaceutical Industries Limited (the “Parent”), Teva Pharmaceuticals USA, Inc., Teva Pharmaceutical Finance Netherlands III B.V., Teva Finance Services B.V., Teva Finance Services II B.V. and Teva Capital Services Switzerland GmbH (collectively, the “Borrowers”) and Citibank, N.A., as Administrative Agent (with the consent of the Required Lenders (as defined in the Credit Agreement (as defined below))) (the “Administrative Agent”).

Recitals:

Reference is made to the Senior Unsecured Revolving Credit Agreement dated as of 16 November 2015 (as amended from time to time, the “Credit Agreement”), between, amongst others, the Parent, the Borrowers, the Lenders named therein and the Administrative Agent.

WHEREAS, the Borrowers and the Parent have requested that the Administrative Agent (with the consent of the Required Lenders) amend the Credit Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions. Each capitalized term used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

2.    Amendments to the Credit Agreement. (a) The Credit Agreement is hereby amended by adding the underlined words below to the first sentence of the first paragraph of Section 2.03 of the Credit Agreement:

To request a Loan (other than a Swingline Loan), the applicable Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Eurocurrency Loan denominated in Dollars, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Loan, (b) in the case of a Eurocurrency Loan denominated in Euro, not later than 12:00 noon, New York City time, four Business Days before the date of the proposed Loan, or (c) in the case of an ABR Loan, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Loan; provided that in relation to any Eurocurrency Loan denominated in Dollars being drawn to finance a portion of the Cash Acquisition Consideration, the applicable Borrower may notify the Administrative Agent of such request in writing not later than 9:00 a.m., London time, two Business Days before the date of the proposed Eurocurrency Loan; provided that in the case of this proviso, attached to such request shall be a copy of the duly submitted drawdown request under the DCM Bridge Facility and the Term Loan Credit Agreement among et al. the Parent, and Citibank N.A., as administrative agent, dated November 16, 2015 (as the same may be amended from time to time), to the extent such facilities are being drawn to finance a portion of the Cash Acquisition Consideration.

(b)    The Credit Agreement is hereby amended by adding a new Section 11.03(e) to the Credit Agreement as follows:

“(e)    Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender Party that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender Party hereto that is an EEA Financial Institution; and

(ii)    the effects of any Bail-in Action on any such liability, including, if applicable:

(A)    a reduction in full or in part or cancellation of any such liability;

(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(c)    The Credit Agreement is hereby amended by adding the following definitions to Section 1.01 of the Credit Agreement:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, the United Kingdom, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(d)    The Credit Agreement is hereby amended by adding the underlined words below to the definition of “Defaulting Lender” set forth in Section 1.01 of the Credit Agreement:

“Defaulting Lender” means, subject to Section 2.20(e), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable failure, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including with respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the applicable Borrower or the Administrative Agent or any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable failure, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the applicable Borrower, to confirm in writing to the Administrative Agent and the applicable Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the applicable Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(e)) upon delivery of written notice of such determination to the applicable Borrower, any Issuing Bank, the Swingline Lender and each Lender.

(e)    The Credit Agreement is hereby amended adding the underlined words below to paragraph (b) of Section 2.20 of the Credit Agreement

“(b)    With respect to any Defaulting Lender, if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender, all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the Lenders that are Non-Defaulting Revolving Credit Lenders in accordance with their respective Applicable Percentages but only to the extent that (w) the sum of the Credit Exposures of all Non-Defaulting Lenders plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the aggregate amount of all Non-Defaulting Lenders’ Commitments, (x) immediately following the reallocation to a Non-Defaulting Lender, the Credit Exposure of such Lender does not exceed its Revolving Commitment, (y) the conditions set forth in Section 4.02 are satisfied at such time (and, unless the Parent shall have otherwise notified the Administrative Agent at such time, the Borrowers are deemed to have hereby represented and warranted that such conditions are satisfied as of such time); and (z) no Default exists. Subject to Section 11.03(e), no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”

3.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and each Lender as follows on each of (i) the Effective Date (as defined below) and (ii) the date of any incurrence of Indebtedness subject to an Acquisition Financing Arrangement:

(a)	immediately before and after giving effect to this Amendment and the Transactions (to the extent consummated on or around the date referred to in (i) or (ii) above, as applicable, and giving effect to the amendments herein that are effective on such date), all of the representations and warranties set forth in the Credit Agreement are true and correct on and as of such date, as if made on such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date (it being understood that references therein to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment and after giving effect to the amendments set forth herein and the Transactions);

(b)	the execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, as applicable, of such Loan Party;

(c)	this Amendment has been duly executed and delivered by such Loan Party;

(d)	no Default or Event of Default has occurred, is continuing or would exist after giving effect to this Amendment and the Transactions; and

(e)	it is not a EEA Financial Institution (as defined in this Amendment).

4.    Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement or the other Loan Documents are intended or implied and in all other respects the Credit Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.

5.    Effectiveness. On the date on which the Administrative Agent shall have received executed signature pages hereof delivered by facsimile transmission or electronic mail (in “.pdf” or similar format) from each of the Parent, the Borrowers and the Administrative Agent (following the consent of the Required Lenders) (the “Effective Date”), this Amendment shall become effective.

6.    Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

7.    Loan document. This Amendment shall be a Loan Document.

8.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9.    Severability. Any provisions of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.    Reference to the Effect on the Loan Documents. Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to this “Agreement,” “hereunder,” “hereof,” “herein” or words of similar import and (b) each reference in any other Loan Document to “the Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

11.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

12.    Counterparts; Electronic Signatures. This Amendment may be executed by one or more parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail (in “.pdf” or similar format) shall be effective as delivery of a manually executed counterpart hereof.

13.    Governing Law; Jurisdiction; Consent to Service of Process.

(a)	This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

(b)	Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Loan Party hereby irrevocably waives such immunity in respect of its obligations under this Amendment. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against any Borrower or the Guarantor or any of their respective properties in the courts of any jurisdiction to enforce a judgment obtained in accordance with this Section 13.

(c)	Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section 13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)

Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 11.01 of the Credit Agreement. In addition, each Loan Party (other than Teva USA) hereby irrevocably designates, appoints and empowers TEVA PHARMACEUTICALS USA, INC., a Delaware corporation, the principal office of which is at 1090 Horsham Road, North Wales, Pennsylvania, United States of

America (the “Process Agent”), in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any kind and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Amendment or any other Loan Document. By executing this Amendment, Teva USA hereby irrevocably accepts such designation, appointment and agency, which shall remain in full force and effect until such time as Teva USA ceases to be a Borrower under the Credit Agreement (at which time each Loan Party shall designate a replacement Process Agent satisfactory to the Administrative Agent (and deliver the appropriate documentation in respect thereof as reasonably requested by the Administrative Agent)). Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent’s above address, and such Person hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Loan Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Person at its address specified in Section 11.01 of the Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Eyal Desheh
	Name:	Eyal Desheh
	Title:	Executive Vice President and
Chief Financial Officer

By:	/s/ Eyal Rubin
	Name:	Eyal Rubin
	Title:	VP, Corporate Treasurer

[Signature page to Revolving Credit Agreement Amendment Agreement]

TEVA PHARMACEUTICALS USA, INC.

By:	/s/ Deborah Griffin
	Name:	Deborah A. Griffin
	Title:	Senior Vice President,
Finance and Chief Financial Officer

By:	/s/ Frank V. Kimick
	Name:	Frank V. Kimick
	Title:	Vice President, Finance
and North American Treasurer

[Signature page to Revolving Credit Agreement Amendment Agreement]

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

By:	/s/ R. Koremans
	Name:	R. Koremans
	Title:	CEO & Director

By:	/s/ G. Nazzi
	Name:	G. Nazzi
	Title:	Director

[Signature page to Revolving Credit Agreement Amendment Agreement]

TEVA FINANCE SERVICES II B.V.

By:	/s/ Paul Whitty
	Name:	Paul Whitty
	Title:	General Manager

By:	/s/ David Koch
	Name:	David Koch
	Title:	Managing Director

[Signature page to Revolving Credit Agreement Amendment Agreement]

TEVA CAPITAL SERVICES SWITZERLAND GMBH

By:	/s/ Paul Whitty
	Name:	Paul Whitty
	Title:	General Manager

By:	/s/ David Koch
	Name:	David Koch
	Title:	President of the Managing Officers

[Signature page to Revolving Credit Agreement Amendment Agreement]

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

[Signature page to Revolving Credit Agreement Amendment Agreement]